UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2017 (March 17, 2017)
Swift Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-08754 (Commission File Number)	20-3940661 (I.R.S. Employer Identification No.)

575 North Dairy Ashford, Suite 1200 Houston, Texas 77079 (Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 874-2700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 17, 2017, the board of directors (the “Board”) of Swift Energy Company (the “Company”) announced the appointment of Christopher M. Abundis as the Company’s Senior Vice President, General Counsel and Secretary, effective as of March 20, 2017 (the “Effective Date”).
Mr. Abundis will lead the Company’s legal and administration efforts including Legal, Human Resources, Corporate Services and Records. From April 2016 to March 2017, Mr. Abundis was Vice President, General Counsel and Secretary for the Company. He has also served the Board of Directors as Secretary of the Company, a position that he has held since August 2012. From February 2007 to August 2012, Mr. Abundis served as Assistant Secretary of the Company and has provided legal consultation in corporate governance, securities law and other corporate related matters in progressive positions of responsibility including Senior Counsel, Counsel and Associate Corporate Counsel. Mr. Abundis received a Bachelor of Business Administration and Master of Science in Accounting from Texas A&M University and a Juris Doctor from South Texas College of Law. Mr. Abundis has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Abundis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Abundis’ appointment, the Company and Mr. Abundis entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for an initial three-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is provided by either party at least 60 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Abundis is entitled to receive an annualized base salary of $315,000 and eligible to receive an annual discretionary bonus with a target value of not less than 70% (and a maximum value of 140%) of Mr. Abundis’ annualized base salary. The Employment Agreement also provides that, for each year in which he is employed by the Company thereunder, Mr. Abundis will be eligible to receive annual equity awards with an aggregate target value of approximately 70% of his annualized base salary on the date of grant under the Company’s equity incentive plan, with the terms of such awards determined by the Board (or a committee thereof) in its sole discretion. The Employment Agreement further provides that Mr. Abundis is eligible to participate in the Company’s benefit plans on the same terms as other senior executives of the Company.
Pursuant to the Employment Agreement, if Abundis’ employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or by Mr. Abundis for “Good Reason” (as defined in the Employment Agreement), subject to Mr. Abundis’ continued compliance with certain restrictive covenants contained in the Employment Agreement (which are described in more detail below) and execution (and non-revocation) of a release of all claims in a form acceptable to the Company, Mr. Abundis will receive severance equal to one times (or one and one-half times if such termination occurs within one year following a “Change in Control” (as defined in the Employment Agreement)) the sum of (a) his then-current annualized base salary and (b) the target value of his annual bonus for such year of termination, paid in substantially equal installments over 12 (or 18) months. Upon a termination of Mr. Abundis’ employment by the Company without Cause, by Mr. Abundis for Good Reason or due to death or “Disability” (as defined in the Employment Agreement), all outstanding unvested time-based equity awards held by Mr. Abundis will vest as to the portion of each award that would have vested on or before the first anniversary of the termination date (with options remaining exercisable for 60 days following the date of such termination) and all outstanding unvested performance-based equity awards held by Mr. Abundis will vest as to a pro-rata portion of each award, subject to the satisfaction of the performance conditions applicable to such awards and based on actual performance through such termination date. Upon a termination of Mr. Abundis’ employment by the Company without Cause, by Mr. Abundis for Good Reason or due to Mr. Abundis’ death or Disability, subject to Mr. Abundis’ timely and proper election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Mr. Abundis will be entitled to receive a monthly reimbursement amount equal to the difference between the monthly amount Mr. Abundis pays to effect COBRA continuation coverage and the monthly employee contribution amount that active similarly situated employees of the Company pay for the same or similar coverage until the earlier of (x) the date Mr. Abundis is no longer eligible to receive COBRA continuation coverage, (y) the date on which Mr. Abundis becomes eligible to receive coverage under a group health plan sponsored by another employer and (z) the first anniversary of such termination date.
The Employment Agreement contains certain restrictive covenants applicable to Mr. Abundis, including confidentiality, non-competition and non-solicitation obligations. The non-competition obligation applies during the term of employment and generally for a period of (i) 12 months post-termination if a Change in Control has not occurred on or prior to Mr. Abundis’ termination date, (ii) 18 months post-termination if a Change in Control has occurred on or prior to Mr. Abundis’ termination date or (iii) 12 months post-termination if Mr. Abundis does not receive a severance payment under the Employment Agreement. The non-solicitation obligation applies during the term of employment and for a period of 24 months post-termination.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Swift Energy Company and Christopher M. Abundis, effective as of March 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SWIFT ENERGY COMPANY

Date:	March 21, 2017	By:	/s/ Sean Woolverton
Sean Woolverton
Chief Executive Officer